UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549
___________________

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported) May 9, 2013

TEREX CORPORATION

(Exact Name of Registrant as Specified in Charter)

Delaware	1-10702	34-1531521
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

200 Nyala Farm Road, Westport, Connecticut	06880
(Address of Principal Executive Offices)	(Zip Code)

Registrant's telephone number, including area code (203) 222-7170

NOT APPLICABLE
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

□ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
□ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
□ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
□ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e)    As described under Item 5.07 of this Current Report, on May 9, 2013, at the 2013 Annual Meeting of Stockholders (the “Annual Meeting”) of Terex Corporation (the “Company”), the Company’s stockholders (1) approved an amendment to the Terex Corporation 2009 Omnibus Incentive Plan (the “Omnibus Plan”) to increase, by three million, the number of shares of the Company’s common stock available for grant thereunder and re-approved the material terms of the performance goals under the Omnibus Plan for tax-deductibility purposes and (2) approved an amendment of the Terex Corporation Deferred Compensation Plan (the “Deferred Compensation Plan”) that extends the date that matching contributions may be made under the plan until February 27, 2023.

The Omnibus Plan provides for incentive compensation in the form of (i) options to purchase stock, (ii) stock appreciation rights, (iii) restricted stock awards, (iv) other stock awards, (v) cash awards and (vi) performance awards. A description of the material terms of the plan is set forth in Proposal 3, under the heading “Approval of the Amendment of the Terex Corporation 2009 Omnibus Incentive Plan and Re-approval of the Material Terms of the Performance Goals for Tax Deductibility Purposes” in the Company’s Proxy Statement filed with the Securities and Exchange Commission on March 29, 2013 (the “Proxy Statement”), which description is hereby incorporated by reference into this Item 5.02(e). The foregoing description of the Omnibus Plan does not purport to be complete and is qualified in its entirety by reference to the full text of the Omnibus Plan, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

The Deferred Compensation Plan allows plan participants to defer up to (i) 20% of his/her salary, (ii) 100% of his/her bonus and (iii) 100% of his/her director fees. The plan participant’s deferrals may be invested in shares of the Company’s common stock or in a bond index. The Company makes a contribution of 25% of the plan participant’s salary and bonus that is deferred into shares of the Company’s common stock. The Company does not make a contribution with respect to any deferrals into the bond index or any deferrals by any directors. A description of the material terms of the plan is set forth in Proposal 4, under the heading “Approval of the Amendment of the Terex Corporation Deferred Compensation” in the Proxy Statement, which description is hereby incorporated by reference into this Item 5.02(e). The foregoing description of the Deferred Compensation Plan does not purport to be complete and is qualified in its entirety by reference to the full text of the Deferred Compensation Plan, a copy of which is filed as Exhibit 10.2 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 5.07 Submission of Matters to a Vote of Security Holders.

(a)    The Company’s Annual Meeting was held on May 9, 2013.

(b)    At the Annual Meeting, the Company’s stockholders (i) elected Ronald M. DeFeo, G. Chris Andersen, Paula H. J. Cholmondeley, Donald DeFosset, Thomas J. Hansen, Raimund Klinkner, David A. Sachs, Oren G. Shaffer, David C. Wang and Scott W. Wine to the Company’s Board of Directors until the Company’s next Annual Meeting of Stockholders or until their respective successors are duly elected and qualified, (ii) ratified the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2013, (iii) approved an amendment to the Omnibus Plan to increase the number of shares of the Company’s common stock available for grant thereunder and re-approved the material terms of the performance goals under the Omnibus Plan for tax-deductibility purposes, (iv) approved an amendment to the Deferred Compensation Plan and (v) approved in an advisory vote, the compensation of the Company’s named executive officers.

The voting results for each matter submitted to a vote of stockholders at the Company’s Annual Meeting were as follows:

	For	Against	Abstain	Broker Non-Votes

Proposal 1: Election of Directors:
Ronald M. DeFeo	81,772,332	2,176,699	204,388	13,641,678
G. Chris Andersen	82,657,824	1,292,022	203,573	13,641,678
Paula H. J. Cholmondeley	79,427,712	4,552,482	173,225	13,641,678
Donald DeFosset	82,243,762	1,715,120	194,537	13,641,678
Thomas J. Hansen	83,004,130	947,134	202,155	13,641,678
Raimund Klinkner	83,005,559	905,859	242,001	13,641,678
David A. Sachs	82,585,195	1,366,140	202,084	13,641,678
Oren G. Shaffer	82,068,377	1,890,605	194,437	13,641,678
David C. Wang	82,537,985	1,422,578	192,856	13,641,678
Scott W. Wine	82,545,307	1,413,878	194,234	13,641,678

Proposal 2: Ratification of the selection of PricewaterhouseCoopers LLP as independent registered public accounting firm for the Company for 2012	96,922,713	668,314	204,070	0
Proposal 3: Amendment of the Terex Corporation 2009 Omnibus Incentive Plan to increase the number of shares of the Company’s common stock available for grant and re-approval of the material terms of the performance goals for tax deductibility purposes	80,455,450	3,304,808	393,161	13,641,678

Proposal 4: Amendment of the Terex Corporation Deferred Compensation Plan to comply with New York Stock Exchange Regulations	82,845,749	1,169,251	138,419	13,641,678
Proposal 5: Advisory vote on the compensation of the Company’s named executive officers	82,012,426	1,725,986	415,007	13,641,678

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits
10.1	Terex Corporation Amended and Restated 2009 Omnibus Incentive Plan.
10.2	Terex Corporation Deferred Compensation Plan.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 14, 2013

TEREX CORPORATION

By: /s/ Eric I Cohen
Eric I Cohen Senior Vice President, Secretary and General Counsel